UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2006

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 16, 2006, the Compensation Committee of the Board of Directors of Dollar General Corporation (the “Company”) selected net income as the sole performance measure upon which to base the performance goals for 2006 in connection with the Company’s Annual Incentive Plan (the “Plan”) and established the threshold, target and maximum award levels under the Plan for the Company’s executive officers (other than David Perdue, the Company’s Chairman and Chief Executive Officer) with respect to 2006 performance.  On March 17, 2006, upon the recommendation of the Compensation Committee, the independent members of the Company’s Board of Directors established the threshold, target and maximum award levels for Mr. Perdue with respect to 2006 performance.

For purposes of the Plan, net income shall be computed in accordance with generally accepted accounting principles, but shall exclude the impact of any unplanned items of a non-recurring or extraordinary nature (as determined by the Compensation Committee). In addition, the Compensation Committee has determined that no executive officer is eligible to receive a bonus under the plan with respect to 2006 performance unless that officer receives a satisfactory or better performance rating when evaluated against his or her individual performance goals. The bonus to be paid under the Plan to each executive officer expected to be included as a named executive officer in the Company’s Proxy Statement in connection with the annual meeting of shareholders to be held on May 31, 2006, if the Company reaches the threshold, target or maximum net income levels established by the Compensation Committee, is equal to the applicable percentage, as set forth in the chart below, of such officer’s salary, with no individual award under the Plan to exceed $2,500,000. If the net income level falls between the threshold and target net income levels or between the target and maximum net income levels, then each such officer shall receive a payment on a graduated scale commensurate with net income levels.

Name	Threshold	Target	Maximum

Mr. Perdue	50%	100%	200%
Mr. Tehle, Mr. Buley, Ms. Guion, Mr. O’Briant	32.5%	65%	130%

As previously announced, Mr. O’Briant is expected to retire from the Company effective as of April 30, 2006.  Accordingly, upon his retirement, Mr. O’Briant will not be eligible to receive a bonus for 2006 under the Plan.

In addition, on March 16, 2006, the Compensation Committee authorized the Company to provide Ms. Guion, the Company’s Division President of Store Operations & Store Development, with relocation assistance under the Company’s Domestic Relocation Policy for Officers despite the fact that her anticipated relocation to Tennessee will be made outside of the one-year period contemplated in that Policy.  This action includes the authority to pay to Ms. Guion a gross-up amount sufficient to reimburse her for the additional payroll and income taxes that she may incur as a result of her relocation delay, as well as any gross-up amount that she otherwise would have received pursuant to the Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2006	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

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